Exhibit 99.1

GlobalSCAPE® to Announce First Quarter 2015 Financial Results

SAN ANTONIO – April 23, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, will report its first quarter 2015 financial results during a conference call on April 30, 2015, at 3:30 p.m. Central Time.

A link to the webcast of the conference call will be available in the Investor Relations section of Globalscape's website at http://www.globalscape.com. The call may also be heard via a telephone conference line by calling 888-505-4368 or 719-325-2376 and entering conference ID 1817286. A webcast replay will be made available on the company's website shortly after the call is completed.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

INVESTOR RELATIONS CONTACT
Contact: Jim Fanucchi
Phone Number: (408) 404-5400
Email: jim@darrowir.com

PRESS CONTACT
Contact: Christen Gentile
Phone Number: (210) 308-8267
Email: PR@globalscape.com
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